Exhibit 21.1

NORTHWEST AIRLINES CORPORATION

LIST OF SUBSIDIARIES

Aircraft Foreign Sales, Inc. (U.S. Virgin Islands corporation)

Cardinal Insurance Company (Cayman) Ltd. (Cayman Islands corporation)

Compass Airlines, Inc. (Delaware corporation)

Margoon Holding B.V. (Netherlands corporation)

MCH, Inc. (Delaware corporation)

Mesaba Aviation, Inc. (Minnesota corporation)

MLT Inc. (Minnesota corporation)

Montana Enterprises, Inc. (Montana corporation)

Northwest Aerospace Training Corporation (Delaware corporation)

Northwest Airlines Charitable Foundation (Minnesota non-profit organization)

Northwest Airlines, Inc. (Minnesota corporation)

NWA Aircraft Finance, Inc. (Delaware corporation)

NWA Fuel Services Corporation (New York corporation)

NWA Real Estate Holding Company LLC (Delaware limited liability company)

NWA Retail Sales Inc. (Minnesota corporation)

NWA Worldclub, Inc. (Wisconsin corporation)

NW Red Baron LLC (Delaware limited liability company)

Tomisato Shoji Kabushiki Kaisha (Japan corporation)

Wings Finance Y.K. (Japanese limited liability company)